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Exhibit 4.6

        EXECUTION COPY

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of July 31, 2004, by and among CERAMTEC NORTH AMERICA INNOVATIVE CERAMIC ENGINEERING CORPORATION, CHEMETALL CHEMICAL PRODUCTS INC., CHEMETALL CORPORATION, CHEMETALL FOOTE CORP., FOOTE CHILE HOLDING COMPANY, OAKITE PRODUCTS, INC. AND SACHTLEBEN CORPORATION (each, a "New Guarantor" and collectively, the "New Guarantors"), each, an indirect subsidiary of ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the "Company" or the "Issuer"), the Company and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").

WITNESSETH:

        WHEREAS the Company and the Guarantors named in the Indenture (as defined) have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of July 23, 2003, providing for the issuance of an aggregate principal amount of $375,000,000 of 10 5/8% Senior Subordinated Notes due 2011 (the "Notes");

        WHEREAS the New Guarantors are guaranteeing certain other indebtedness of the Company as of the date hereof;

        WHEREAS Section 1015 and Section 1203 of the Indenture provide that the Company shall cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture in accordance with the provisions of clause (10) of Section 901 of the Indenture pursuant to which the New Guarantors shall guarantee all of the Company's Obligations under the Notes; and

        WHEREAS pursuant to Section 1015 and Section 1203 of the Indenture, the Trustee, the Company and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

        1.    Agreement to Guarantee.    Subject to the provisions hereof, each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally and irrevocably guarantee, on an unsecured senior subordinated basis, the Company's obligations under the Notes on the terms, and subject to the conditions of, Article Twelve of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

        2.    Ratification of Indenture; Supplemental Indenture Part of Indenture.    Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

        3.    Governing Law.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        4.    Trustee Makes No Representation.    The Trustee makes no representation as to be validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the New Guarantors and not of the Trustee.

        5.    Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        6.    Effect of headings.    The Section headings herein are for convenience only and shall not effect the construction thereof.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CERAMTEC NORTH AMERICA INNOVATIVE CERAMIC ENGINEERING CORPORATION
By:	/s/ WALTER DOLLMAN

Name: Walter Dollman
Title: President/CEO
CHEMETALL CHEMICAL PRODUCTS INC.
By:	/s/ PHILIP E. KELLY

Name: Philip E. Kelly
Title: President
CHEMETALL CORPORATION
By:	/s/ PHILIP E. KELLY

Name: Philip E. Kelly
Title: Vice President
CHEMETALL FOOTE CORP.
By:	/s/ PAUL J. SEAMAN

Name: Paul J. Seaman
Title: Vice President
FOOTE CHILE HOLDING COMPANY
By:	/s/ PAUL J. SEAMAN

Name: Paul J. Seaman
Title: Vice President
OAKITE PRODUCTS, INC.
By:	/s/ GREGORY V. POFF

Name: Gregory V. Poff
Title: Secretary
SACHTLEBEN CORPORATION
By:	/s/ PAUL FRAZIER

Name: Paul Frazier
Title: Vice President Plastics and Coatings Market
ROCKWOOD SPECIALTIES GROUP, INC., as Issuer
By:	/s/ MICHAEL W. VALENTE

Name: Michael W. Valente
Title: Assistant Secretary
THE BANK OF NEW YORK, as Trustee
By:	/s/ DOROTHY MILLER

Name: Dorothy Miller
Title: Vice President

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Exhibit 4.6
WITNESSETH